                                                SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C., 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the
                                                    Securities Exchange Act of 1934

                                                          September 14, 2001
                                           Date of Report (Date of earliest event reported)

                                                          Acxiom Corporation
                                        (Exact name of registrant as specified in its charter)

              Delaware                                 0-13163                              71-0581897
           (State or other                           (Commission                           (IRS Employer
           jurisdiction of                          File Number)                        Identification No.)
           incorporation)

      P.O. Box 8180, 1 Information Way, Little Rock, Arkansas                               72203-8180
           (Address of principal executive offices)                                         (Zip Code)

                                  Registrant's telephone number, including area code: (501) 342-1000

ITEM 5.          OTHER EVENTS AND REGULATION FD DISCLOSURE

Acxiom  Corporation  ("the Company") and the commercial banks and  institutions as parties to the Company's  revolving line of credit and real estate  synthetic  lease  facility,  have  mutually  agreed to extend the closing  date of certain  previously announced  collateral  agreements,  as well as,  the  consummation  of a term loan  agreement  to fund the  settlement  of the
Company's  existing  equity forward  agreements.  As disclosed in the Company's form 10-Q filed on August 14, 2001, as amended by a Form 10-Q/A filed  September 13, 2001,  the intended  closing date was  originally  scheduled for September 14, 2001, but has now been extended to September 21, 2001.  This extension  facilitates  the logistics of reviewing  documents and obtaining signatures due to the terrorist attacks in the United States this week.

The Company is also  announcing  that based on July and August  financial  results it is on track to achieve the  guidance for the quarter  ending  September  30, 2001,  given in its July 23, 2001 news  release.  The Company is not aware of any customer issues at this time which would cause a material impact on the financial results.

This filing contains a forward-looking  statement that the Company's  financial  results will be within  previously  indicated
ranges.  The following are important  factors,  among others,  that could cause actual results to differ  materially from this forward-looking  statement:  The possibility  that certain  contracts may not be closed or closed within the anticipated  time frames;  the possibility that economic or other conditions might lead to a reduction in demand for the Company's  products and services;  the increased  possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time given the recent terrorist  attacks in the United States;  the possibility  that significant  customers may experience extreme,  severe economic  difficulty;  the possibility that sales cycles may lengthen;  the continued  ability to attract and retain qualified technical and leadership  associates and the possible loss of associates to other organizations;  the ability to properly  motivate the sales force and other  associates of the Company;  the ability to achieve cost  reductions and avoid unanticipated  costs;  the  continued  availability  of  credit  upon  satisfactory  terms  and  conditions;  changes  in  the legislative,  accounting,  regulatory and consumer environments  affecting the Company's business including but not limited to litigation,  legislation,  regulations and customs  relating to the Company's  ability to collect,  manage,  aggregate and use data; data suppliers  might withdraw data from the Company,  leading to the Company's  inability to provide  certain  products and services;  short-term  contracts affect the predictability of the Company's  revenues;  the possibility that the amount of ad hoc project work will not be as expected;  the potential loss of data center capacity or interruption of  telecommunication links or power sources;  postal rate increases  that could lead to reduced  volumes of business;  customers that may cancel or modify their agreements with the Company;  the potential  disruption of the services of the United States Postal Service;  the successful  integration of any acquired businesses;  and other competitive factors.  With respect to the providing of products or services  outside the  Company's  primary base of operations  in the U.S.:  all of the above factors and the  difficulty of doing business in numerous  sovereign  jurisdictions  due to differences in culture,  laws and regulations.  Other factors are detailed  from time to time in the  Company's  periodic  reports  and  registration  statements  filed with the United  States
Securities and Exchange Commission. Acxiom believes that it has the product and technology offerings,  facilities,  associates and competitive and financial resources for continued business success,  but future revenues,  costs,  margins and profits are all influenced by a number of factors,  including those discussed  above,  all of which are inherently  difficult to forecast.
Acxiom  undertakes  no  obligation  to update the  information  contained in this press  release or any other  forward-looking statement.

                                                               SIGNATURE

         Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              Acxiom Corporation

Date:    September 14, 2001                                      /s/ Catherine L. Hughes
                                                              -----------------------------------
                                                              Catherine L. Hughes
                                                              Secretary and Corporate Counsel